SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 10, 2003

                                  ANACOMP, INC.
             (Exact name of registrant as specified in its charter)

         Indiana                  001-08328                  35-1144230
(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
     of incorporation)                                          No.)


                  15378 Avenue of Science, San Diego, CA 92128
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (858) 716-3400







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Item 5. OTHER EVENTS.

As previously announced, Anacomp sold its Switzerland subsidiaries and operations on October 18, 2002, for 26.7 million Swiss Francs. A payment of 4.6 million Swiss Francs (approximately $3.1 million) was received at closing. The balance is being paid over an 18-month period as certain events occur.

On March 10, 2003, the Company received 18.2 million Swiss Francs ($11.8 million) of scheduled proceeds from this sale, following the completion of the share exchange. Of this amount, $10.0 million was used to reduce the outstanding balance and the borrowing commitment of our revolving credit facility.